Exhibit 1.01

Conflict Minerals Report of Honda Motor Co., Ltd. in accordance with Rule 13p-1 under the

Securities Exchange Act of 1934

I.	Introduction

This Conflict Minerals Report for Honda Motor Co., Ltd. (together with its consolidated subsidiaries and equity method affiliates, “Honda,” “we,” or “our”) is provided in accordance with Rule 13p-1 under the Securities Exchange Act of 1934 (“Rule 13p-1”) for the reporting period from January 1 to December 31, 2024.

Honda develops, produces, and manufactures a variety of motor products, including motorcycle, automobile and power products. Honda has determined that “conflict minerals,” as defined in Form SD (also referred to herein as “3TG”), are necessary to the functionality or production of the majority of the motorcycle, automobile and power products manufactured by Honda or contracted by Honda to be manufactured.

Honda relies on our direct suppliers to provide information about the origin of any 3TG contained in components and materials supplied to us, including for components and materials that are supplied to us indirectly from lower tier suppliers. It is difficult for us to identify upstream actors from our direct suppliers because of our size, the complexity of our products, and the depth, breadth and constant evolution of our supply chain. Accordingly, we participate in a number of industry-wide initiatives as described in various sections below.

Following our reasonable country of origin inquiry (“RCOI”), as required by Item 1.01(a) of Form SD, Honda did not obtain information that any necessary conflict minerals contained in our products originated in the Democratic Republic of the Congo (the “DRC”) or in adjoining countries or that such necessary conflict minerals were not from recycled or scrap sources. However, we have reason to believe that necessary conflict minerals contained in our products may have originated in the DRC or in adjoining countries and have reason to believe that they may not be from recycled or scrap sources. Accordingly, as required by Item 1.01(c) of Form SD, Honda conducted due diligence on the source and chain of custody of the necessary conflict minerals provided to us by suppliers and contained in our products for the reporting period from January 1 to December 31, 2024. The result of our due diligence process was that we were not able to obtain adequate information from the direct suppliers in our supply chain to be able to make any conclusive determinations as to the source of such necessary conflict minerals.

II.	Description of Products

Honda develops, produces, and manufactures a variety of motor products, including motorcycle, automobile, and power products, among others. Honda’s motorcycle products consist of a wide range of motorcycles with engine displacement ranging from the 50cc class to the 1800cc class. Honda’s motorcycle lineup uses internal combustion engine of air- or water-cooled, and in single, two, four or six-cylinder configurations. Honda also has electric vehicles in its lineup. Honda’s motorcycle lineup consists of sports, business and commuter models. Honda also produces a range of off-road vehicles, including all-terrain vehicles (ATVs) and side-by-sides (SxS). Honda’s automobile products use gasoline engines of three, four or six-cylinder configurations, gasoline-electric hybrid systems and gasoline-electric plug-in hybrid systems. Honda also offers other alternative fuel-powered vehicles such as battery electric vehicles, fuel cell vehicles, and flexible fuel vehicles. Honda’s power products include general purpose engines, generators, lawn mowers, water pumps, brush cutters, and tillers. Honda also manufactures the Honda Jet aircraft.

III.	Reasonable Country of Origin Inquiry (RCOI)

Among Honda and its consolidated subsidiaries and equity method affiliates, we identified the entities which manufactured products delivered to markets. Then, we requested the direct suppliers from which those entities procured any materials, parts, or equipment to respond to the RCOI survey.

We issued an RCOI survey using the Conflict Minerals Reporting Template (“CMRT”), developed by the Responsible Minerals Initiative (“RMI”), to collect information from identified direct suppliers. Honda used supplier responses to the CMRT to determine whether the products that suppliers manufacture or that we contract with others to manufacture for Honda contained any 3TG necessary to the functionality or production of their products. In addition, Honda recorded the self reported status of suppliers who assert that there are no 3TG in their materials supplied to Honda.

Honda’s regional working groups, which are located in every region that Honda conducts business, worked with more than 7,000 suppliers in order to understand 3TG usage in Honda’s supply chain. These regional working groups collected and reviewed responses to the RCOI survey from our direct suppliers and inquired about incomplete responses or discrepancies. The groups also followed up with direct suppliers who did not respond to the RCOI survey.

IV.	Due Diligence

A.	Design of Due Diligence

Our conflict minerals due diligence measures have been designed to conform, in all material respects, with the Organization for Economic Co-operation and Development Due Diligence Guidance for Responsible Supply Chains of Minerals from Conflict-Affected and High-Risk Areas (the “OECD Guidance”), an internationally recognized due diligence framework, as applicable for tin, tantalum, tungsten, gold and “downstream companies” as the term is defined in the OECD Guidance. We designed due diligence measures that included action to (i) establish strong company management systems, (ii) identify and assess risks in the supply chain, (iii) design and implement a strategy to respond to identified risks, (iv) carry out independent third-party audit of supply chain due diligence at identified points in the supply chain, and (v) report annually on supply chain due diligence.

B.	Due Diligence Measures Performed

(i)	Establish strong company management systems:

a.

Honda continued to communicate its company conflict minerals policy to its suppliers and other stakeholders. Honda’s conflict minerals policy is incorporated into Honda’s ESG Data Book / ESG Report, which is publicly available on the Honda website: https://global.honda/en/sustainability/report.html

b.

Honda’s internal committee for conflict minerals continued to oversee the supply chain due diligence process for Honda. This committee includes operating executives from Accounting and Finance Unit, Governance and Compliance Division and Supply Chain & Purchasing Operations and reports to an executive officer in charge of this topic.

c.

Honda’s regional working groups continued to conduct the due diligence measures in each region where Honda is operating its business. Honda manages its business by region, such as North America, South America, Europe, Asia Pacific, China, and Japan. Based on this geographical segmentation, Honda allocated the responsibility to conduct the due diligence procedures to each of these regional working groups, and their activities were periodically reported to and monitored by the Regional Operating Board and the internal committee for conflict minerals to take appropriate action when we find any concern.

d.	The due diligence procedures are documented in Honda’s internal guidelines, and such procedures have been communicated throughout the Honda group companies.

e.

The procedures of our RCOI survey were also explained when we requested suppliers to cooperate with our efforts to identify the source of the necessary conflict minerals. Also, Honda’s policy regarding conflict minerals has been informed to our suppliers through various means such as supplier meetings and the Honda Supplier Sustainability Guidelines which has been published by Honda and is available online to suppliers.

f.

In addition, Honda held supplier meetings through the Japan Auto Parts Industries Association (“JAPIA”). Honda Development & Manufacturing of America, LLC, one of Honda’s subsidiaries in the U.S., also supported various supplier training opportunities through the Automotive Industry Action Group (“AIAG”).

(ii)	Identify and assess risks in the supply chain:

Honda requested information from suppliers about the smelters and refiners in their supply chains using the CMRT. Honda reviewed responses from direct suppliers and those responses identified some, but not all of the smelters and refiners in our supply chains. Honda leveraged the Responsible Minerals Assurance Process (“RMAP”), initiated by RMI, and used RMI’s website to determine whether the smelters and refiners identified by our suppliers are verified as RMAP conformant smelters and refiners.

Honda continued to cooperate with industry groups such as Japan Automobile Manufacturers Association, Inc. (“JAMA”), JAPIA and AIAG to urge direct suppliers to obtain accurate and complete information about their lower tier suppliers.

(iii)	Design and implement a strategy to respond to identified risks:

a.	Each regional working group has implemented relevant actions to mitigate the risks in their supply chains, including:

-	Following up with direct suppliers who did not respond to the RCOI survey.

-	Reviewing the collected responses and inquiring about any discrepancies in the answers provided.

-	Categorizing the direct suppliers into several groups based on the RCOI survey results and potential risks.

b.

The status of the RCOI survey and due diligence has been reported to the internal committee for conflict minerals. The internal committee has confirmed the status of the due diligence steps and, as necessary, considered actions to mitigate the supply chain risks identified.

(iv)	Carry out independent third-party audit of supply chain due diligence at identified points in the supply chain:

a.

As suggested in the OECD Guidance, Honda supports an industry initiative that audits smelters’ and refiners’ due diligence activities. That industry initiative is RMI. The data on which we relied for certain statements in this conflict minerals report was obtained through our membership in RMI, under member ID code “HOND.”

b.

Honda supports third party audits of conflict minerals smelters and refiners through its membership in JAMA as well as in AIAG, and actively supports the Conflict Free Sourcing Working Group in JAPIA. These industry groups have accumulated industry-wide knowledge on conflict minerals’ supply chains, and share such knowledge with RMI, the Responsible Business Alliance (“RBA”), and OECD. Honda Development & Manufacturing of America, LLC has joined RMI as a direct member and as a partner association through AIAG. RMI promotes outreach to identified smelters and refiners with the stated goal of improving participation in the RMAP auditing process and educating smelters and refiners about the conflict minerals due diligence requirements of the Automotive sector.

(v)	Report annually on supply chain due diligence:

This Conflict Minerals Report is available on our website (https://global.honda/en/investors/library/cmr.html) to describe measures taken to determine the source and chain of custody of any of the necessary conflict minerals contained in our products, as well as the results of our due diligence.

Honda is in the process of reviewing the smelters and refiners that were disclosed by our suppliers to confirm which are in our supply chain, while removing duplicates, inoperative facilities, or facilities no longer in our supply chain.

C.	Risk Mitigation Steps Honda Will Take

The due diligence process described above is an ongoing process. Honda has taken and will continue to take the following actions to improve the due diligence conducted to further mitigate any risk that necessary conflict minerals in our products could benefit or finance armed groups in the DRC or its adjoining countries.

a.

Honda will continue to work with any relevant industry groups, including JAMA, JAPIA and AIAG, to define and improve best practices and build leverage over the supply chain in accordance with the OECD Guidance.

b.

Honda will continue to engage with its direct suppliers and direct them to obtain responses from all lower tier suppliers subject to the RCOI survey, and to improve the content of the RCOI survey responses.

V.	Due Diligence Results

a.	Facilities used to process the necessary conflict minerals

During the course of our due diligence on the source and chain of custody of the necessary conflict minerals, we have collected information on some, but not all, of the smelters and refiners in our supply chains. Among all the smelters and refiners disclosed to us by our suppliers, we determined that some of them processed minerals sourced in the DRC or its adjoining countries. However, despite our due diligence measures, we were unable to obtain sufficient information to determine which of the smelters and refiners processed the necessary conflict minerals in our products or whether those conflict minerals benefited or financed any armed groups.

b.	Countries of origin of the necessary conflict minerals

In 2024, Honda continued its collaboration with its suppliers and worked closely with them to increase awareness of 3TG supply chains, while working towards increased transparency to identify the source of these minerals. However, Honda was unable to identify the countries of origin of all 3TG minerals used in its supply chains.

c.	Efforts to determine the conflict minerals’ mines or locations of origin

Through our participation in RMI and by requesting our suppliers to complete the RCOI survey, we have determined that seeking information about the conflict minerals smelters and refiners in our supply chain represents the most reasonable effort we can make to determine the mines or locations of origin of the necessary conflict minerals contained in our supply chains.

VI.	Independent Audit

In accordance with applicable guidance from the SEC staff, Honda is not required to obtain an independent private sector audit of this Conflict Minerals Report for the year ended December 31, 2024.

Annex1

The following table lists the smelters or refiners reported as certified conformant by our suppliers, which we have matched with RMAP conformant smelters and refiners listed on the RMI website. This information is based on the RMI Smelter List as of April 7, 2025.

Metal	Facility Name of Smelter or Refiner	Smelter ID
Gold	Advanced Chemical Company	CID000015
Gold	Aida Chemical Industries Co., Ltd.	CID000019
Gold	Agosi AG	CID000035
Gold	Almalyk Mining and Metallurgical Complex (AMMC)	CID000041
Gold	AngloGold Ashanti Corrego do Sitio Mineracao	CID000058
Gold	Argor-Heraeus S.A.	CID000077
Gold	ASAHI METALFINE, Inc.	CID000082
Gold	Asaka Riken Co., Ltd.	CID000090
Gold	Aurubis AG	CID000113
Gold	Bangko Sentral ng Pilipinas (Central Bank of the Philippines)	CID000128
Gold	Boliden Ronnskar	CID000157
Gold	C. Hafner GmbH + Co. KG	CID000176
Gold	CCR Refinery - Glencore Canada Corporation	CID000185
Gold	Chimet S.p.A.	CID000233
Gold	Chugai Mining	CID000264
Gold	DSC (Do Sung Corporation)	CID000359
Gold	Dowa	CID000401
Gold	Eco-System Recycling Co., Ltd. East Plant	CID000425
Gold	LT Metal Ltd.	CID000689
Gold	Heimerle + Meule GmbH	CID000694
Gold	Heraeus Metals Hong Kong Ltd.	CID000707
Gold	Heraeus Germany GmbH Co. KG	CID000711
Gold	Inner Mongolia Qiankun Gold and Silver Refinery Share Co., Ltd.	CID000801
Gold	Ishifuku Metal Industry Co., Ltd.	CID000807

Gold	Istanbul Gold Refinery	CID000814
Gold	Japan Mint	CID000823
Gold	Jiangxi Copper Co., Ltd.	CID000855
Gold	Asahi Refining USA Inc.	CID000920
Gold	Asahi Refining Canada Ltd.	CID000924
Gold	JX Advanced Metals Corporation	CID000937
Gold	Kazzinc	CID000957
Gold	Kennecott Utah Copper LLC	CID000969
Gold	Kojima Chemicals Co., Ltd.	CID000981
Gold	LS MnM Inc.	CID001078
Gold	Materion	CID001113
Gold	Matsuda Sangyo Co., Ltd.	CID001119
Gold	Metalor Technologies (Suzhou) Ltd.	CID001147
Gold	Metalor Technologies (Hong Kong) Ltd.	CID001149
Gold	Metalor Technologies (Singapore) Pte., Ltd.	CID001152
Gold	Metalor Technologies S.A.	CID001153
Gold	Metalor USA Refining Corporation	CID001157
Gold	Metalurgica Met-Mex Penoles S.A. De C.V.	CID001161
Gold	Mitsubishi Materials Corporation	CID001188
Gold	Mitsui Mining and Smelting Co., Ltd.	CID001193
Gold	Nadir Metal Rafineri San. Ve Tic. A.S.	CID001220
Gold	Navoi Mining and Metallurgical Combinat	CID001236
Gold	Nihon Material Co., Ltd.	CID001259
Gold	Ohura Precious Metal Industry Co., Ltd.	CID001325
Gold	MKS PAMP SA	CID001352
Gold	PT Aneka Tambang (Persero) Tbk	CID001397
Gold	PX Precinox S.A.	CID001498
Gold	Rand Refinery (Pty) Ltd.	CID001512
Gold	Royal Canadian Mint	CID001534
Gold	SEMPSA Joyeria Plateria S.A.	CID001585
Gold	Shandong Zhaojin Gold & Silver Refinery Co., Ltd.	CID001622
Gold	Sichuan Tianze Precious Metals Co., Ltd.	CID001736
Gold	Solar Applied Materials Technology Corp.	CID001761
Gold	Sumitomo Metal Mining Co., Ltd.	CID001798
Gold	Tanaka Kikinzoku Kogyo K.K.	CID001875

Gold	Shandong Gold Smelting Co., Ltd.	CID001916
Gold	Tokuriki Honten Co., Ltd.	CID001938
Gold	Umicore S.A. Business Unit Precious Metals Refining	CID001980
Gold	United Precious Metal Refining, Inc.	CID001993
Gold	Valcambi S.A.	CID002003
Gold	Western Australian Mint (T/a The Perth Mint)	CID002030
Gold	Yamakin Co., Ltd.	CID002100
Gold	Yokohama Metal Co., Ltd.	CID002129
Gold	Zhongyuan Gold Smelter of Zhongjin Gold Corporation	CID002224
Gold	Zijin Mining Group Gold Smelting Co. Ltd.	CID002243
Gold	SAFINA A.S.	CID002290
Gold	MMTC-PAMP India Pvt., Ltd.	CID002509
Gold	KGHM Polska Miedz Spolka Akcyjna	CID002511
Gold	T.C.A S.p.A	CID002580
Gold	REMONDIS PMR B.V.	CID002582
Gold	Korea Zinc Co., Ltd.	CID002605
Gold	TOO Tau-Ken-Altyn	CID002615
Gold	Abington Reldan Metals, LLC	CID002708
Gold	Italpreziosi	CID002765
Gold	WIELAND Edelmetalle GmbH	CID002778
Gold	SungEel HiMetal Co., Ltd.	CID002918
Gold	Planta Recuperadora de Metales SpA	CID002919
Gold	NH Recytech Company	CID003189
Gold	Eco-System Recycling Co., Ltd. North Plant	CID003424
Gold	Eco-System Recycling Co., Ltd. West Plant	CID003425
Gold	Metal Concentrators SA (Pty) Ltd.	CID003575
Gold	WEEEREFINING	CID003615
Gold	Gold by Gold Colombia	CID003641
Gold	Coimpa Industrial LTDA	CID004010
Gold	GG Refinery Ltd.	CID004506
Gold	Impala Platinum - Base Metal Refinery (BMR)	CID004604
Gold	Impala Platinum - Rustenburg Smelter	CID004610
Gold	Elite Industech Co., Ltd.	CID004755
Tantalum	Changsha South Tantalum Niobium Co., Ltd.	CID000211
Tantalum	Guangdong Rising Rare Metals-EO Materials Ltd.	CID000291

Tantalum	F&X Electro-Materials Ltd.	CID000460
Tantalum	XIMEI RESOURCES (GUANGDONG) LIMITED	CID000616
Tantalum	JiuJiang JinXin Nonferrous Metals Co., Ltd.	CID000914
Tantalum	Jiujiang Tanbre Co., Ltd.	CID000917
Tantalum	AMG Brasil	CID001076
Tantalum	Metallurgical Products India Pvt., Ltd.	CID001163
Tantalum	Mineracao Taboca S.A.	CID001175
Tantalum	Mitsui Mining and Smelting Co., Ltd.	CID001192
Tantalum	NPM Silmet AS	CID001200
Tantalum	Ningxia Orient Tantalum Industry Co., Ltd.	CID001277
Tantalum	QuantumClean	CID001508
Tantalum	Yanling Jincheng Tantalum & Niobium Co., Ltd.	CID001522
Tantalum	Taki Chemical Co., Ltd.	CID001869
Tantalum	Telex Metals	CID001891
Tantalum	Ulba Metallurgical Plant JSC	CID001969
Tantalum	Hengyang King Xing Lifeng New Materials Co., Ltd.	CID002492
Tantalum	D Block Metals, LLC	CID002504
Tantalum	FIR Metals & Resource Ltd.	CID002505
Tantalum	Jiujiang Zhongao Tantalum & Niobium Co., Ltd.	CID002506
Tantalum	XinXing HaoRong Electronic Material Co., Ltd.	CID002508
Tantalum	Jiangxi Dinghai Tantalum & Niobium Co., Ltd.	CID002512
Tantalum	KEMET de Mexico	CID002539
Tantalum	TANIOBIS Co., Ltd.	CID002544
Tantalum	TANIOBIS GmbH	CID002545
Tantalum	QSIL Metals Hermsdorf GmbH	CID002547
Tantalum	Materion Newton Inc.	CID002548
Tantalum	TANIOBIS Japan Co., Ltd.	CID002549
Tantalum	TANIOBIS Smelting GmbH & Co. KG	CID002550
Tantalum	Global Advanced Metals Boyertown	CID002557
Tantalum	Global Advanced Metals Aizu	CID002558
Tantalum	Avon Specialty Metals Ltd.	CID002705
Tantalum	Resind Industria e Comercio Ltda.	CID002707
Tantalum	Jiangxi Tuohong New Raw Material	CID002842
Tantalum	RFH Recycling Metals Co., Ltd.	CID003159
Tantalum	Jiujiang Janny New Material Co., Ltd.	CID003191

Tantalum	V&D New Materials (Jiangsu) Co., Ltd.	CID003498
Tantalum	RFH Yancheng Jinye New Material Technology Co., Ltd.	CID003583
Tantalum	XIMEI RESOURCES(GUIZHOU) TECHNOLOGY CO., LTD.	CID003973
Tantalum	PowerX Ltd.	CID004054
Tantalum	CMT Rare Metal Advanced Materials (Hunan) Co., Ltd.	CID004431
Tin	Chenzhou Yunxiang Mining and Metallurgy Co., Ltd.	CID000228
Tin	Alpha Assembly Solutions Inc	CID000292
Tin	PT Aries Kencana Sejahtera	CID000309
Tin	PT Premium Tin Indonesia	CID000313
Tin	Dowa	CID000402
Tin	EM Vinto	CID000438
Tin	Estanho de Rondonia S.A.	CID000448
Tin	Feinhutte Halsbrucke GmbH	CID000466
Tin	Fenix Metals	CID000468
Tin	Gejiu Non-Ferrous Metal Processing Co., Ltd.	CID000538
Tin	China Tin Group Co., Ltd.	CID001070
Tin	Metallic Resources, Inc.	CID001142
Tin	Mineracao Taboca S.A.	CID001173
Tin	Minsur	CID001182
Tin	Mitsubishi Materials Corporation	CID001191
Tin	Jiangxi New Nanshan Technology Ltd.	CID001231
Tin	O.M. Manufacturing (Thailand) Co., Ltd.	CID001314
Tin	Operaciones Metalurgicas S.A.	CID001337
Tin	PT Artha Cipta Langgeng	CID001399
Tin	PT Babel Inti Perkasa	CID001402
Tin	PT Babel Surya Alam Lestari	CID001406
Tin	PT Bangka Tin Industry	CID001419
Tin	PT Belitung Industri Sejahtera	CID001421
Tin	PT Bukit Timah	CID001428
Tin	PT Mitra Stania Prima	CID001453
Tin	PT Prima Timah Utama	CID001458
Tin	PT Timah Tbk Kundur	CID001477
Tin	PT Timah Tbk Mentok	CID001482
Tin	PT Timah Nusantara	CID001486
Tin	PT Tommy Utama	CID001493

Tin	Rui Da Hung	CID001539
Tin	Soft Metais Ltda.	CID001758
Tin	White Solder Metalurgia e Mineracao Ltda.	CID002036
Tin	Yunnan Chengfeng Non-ferrous Metals Co., Ltd.	CID002158
Tin	Tin Smelting Branch of Yunnan Tin Co., Ltd.	CID002180
Tin	Magnu’s Minerais Metais e Ligas Ltda.	CID002468
Tin	PT ATD Makmur Mandiri Jaya	CID002503
Tin	O.M. Manufacturing Philippines, Inc.	CID002517
Tin	CV Ayi Jaya	CID002570
Tin	PT Rajehan Ariq	CID002593
Tin	PT Cipta Persada Mulia	CID002696
Tin	Resind Industria e Comercio Ltda.	CID002706
Tin	Super Ligas	CID002756
Tin	Aurubis Beerse	CID002773
Tin	Aurubis Berango	CID002774
Tin	PT Bangka Prima Tin	CID002776
Tin	PT Sukses Inti Makmur (SIM)	CID002816
Tin	PT Menara Cipta Mulia	CID002835
Tin	HuiChang Hill Tin Industry Co., Ltd.	CID002844
Tin	Guangdong Hanhe Non-Ferrous Metal Co., Ltd.	CID003116
Tin	Chifeng Dajingzi Tin Industry Co., Ltd.	CID003190
Tin	PT Bangka Serumpun	CID003205
Tin	Tin Technology & Refining	CID003325
Tin	PT Rajawali Rimba Perkasa	CID003381
Tin	Luna Smelter, Ltd.	CID003387
Tin	Yunnan Yunfan Non-ferrous Metals Co., Ltd.	CID003397
Tin	PT Mitra Sukses Globalindo	CID003449
Tin	TRATHO Metal Quimica	CID003474
Tin	CRM Fundicao De Metais E Comercio De Equipamentos Eletronicos Do Brasil Ltda	CID003486
Tin	CRM Synergies	CID003524
Tin	DS Myanmar	CID003831
Tin	PT Putera Sarana Shakti (PT PSS)	CID003868
Tin	Mining Minerals Resources SARL	CID004065

Tin	Takehara PVD Materials Plant / PVD Materials Division of MITSUI MINING & SMELTING CO., LTD.	CID004403
Tin	Malaysia Smelting Corporation Berhad (Port Klang)	CID004434
Tin	Woodcross Smelting Company Limited	CID004724
Tin	Global Advanced Metals Greenbushes Pty Ltd.	CID004754
Tungsten	A.L.M.T. Corp.	CID000004
Tungsten	Kennametal Huntsville	CID000105
Tungsten	Guangdong Xianglu Tungsten Co., Ltd.	CID000218
Tungsten	Chongyi Zhangyuan Tungsten Co., Ltd.	CID000258
Tungsten	Global Tungsten & Powders LLC	CID000568
Tungsten	Hunan Chenzhou Mining Co., Ltd.	CID000766
Tungsten	Japan New Metals Co., Ltd.	CID000825
Tungsten	Kennametal Fallon	CID000966
Tungsten	Wolfram Bergbau und Hutten AG	CID002044
Tungsten	Xiamen Tungsten Co., Ltd.	CID002082
Tungsten	Ganzhou Jiangwu Ferrotungsten Co., Ltd.	CID002315
Tungsten	Jiangxi Yaosheng Tungsten Co., Ltd.	CID002316
Tungsten	Jiangxi Xinsheng Tungsten Industry Co., Ltd.	CID002317
Tungsten	Jiangxi Tonggu Non-ferrous Metallurgical & Chemical Co., Ltd.	CID002318
Tungsten	Malipo Haiyu Tungsten Co., Ltd.	CID002319
Tungsten	Xiamen Tungsten (H.C.) Co., Ltd.	CID002320
Tungsten	Jiangxi Gan Bei Tungsten Co., Ltd.	CID002321
Tungsten	Ganzhou Seadragon W & Mo Co., Ltd.	CID002494
Tungsten	Asia Tungsten Products Vietnam Ltd.	CID002502
Tungsten	Hunan Shizhuyuan Nonferrous Metals Co., Ltd. Chenzhou Tungsten Products Branch	CID002513
Tungsten	H.C. Starck Tungsten GmbH	CID002541
Tungsten	TANIOBIS Smelting GmbH & Co. KG	CID002542
Tungsten	Masan High-Tech Materials	CID002543
Tungsten	Jiangwu H.C. Starck Tungsten Products Co., Ltd.	CID002551
Tungsten	Niagara Refining LLC	CID002589
Tungsten	China Molybdenum Tungsten Co., Ltd.	CID002641
Tungsten	Avon Specialty Metals Ltd.	CID002704
Tungsten	Philippine Chuangxin Industrial Co., Inc.	CID002827
Tungsten	Lianyou Metals Co., Ltd.	CID003407

Tungsten	Hubei Green Tungsten Co., Ltd.	CID003417
Tungsten	Cronimet Brasil Ltda	CID003468
Tungsten	Ganzhou Sunny Non-Ferrous Metals Co., Ltd.	CID003580
Tungsten	Fujian Xinlu Tungsten Co., Ltd.	CID003609
Tungsten	Tungsten Vietnam Joint Stock Company	CID003993
Tungsten	Plansee Composite Materials GmbH	CID004068
Tungsten	Lianyou Resources Co., Ltd.	CID004397
Tungsten	Shinwon Tungsten (Fujian Shanghang) Co., Ltd.	CID004430
Tungsten	KENEE MINING VIETNAM COMPANY LIMITED	CID004619
Tungsten	Philippine Bonway Manufacturing Industrial Corporation	CID004797